Exhibit 99.1
athenahealth, Inc. Reports Second Quarter Fiscal Year 2011 Results
•	33% Revenue Growth Over Second Quarter of 2010

•	GAAP Net Income of $5.2 Million, or $0.14 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $7.9 Million, or $0.22 Per Diluted Share
WATERTOWN, MA — July 21, 2011 - athenahealth, Inc. (Nasdaq: ATHN), (the “Company”), a leading provider of Internet-based business services for physician practices, today announced financial and operational results for the second quarter of fiscal year 2011. The Company will conduct a conference call tomorrow, Friday, July 22, 2011, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.
Total revenue for the three months ended June 30, 2011 was $77.9 million, compared to $58.6 million in the same period last year, an increase of 33%.
“Midway through the year, we are ecstatic to see athenahealth’s growth, operations and financial house in such good order because it gives us more time, money and energy to focus on our clients,” said Jonathan Bush, the Company’s Chairman, President, and Chief Executive Officer.
“Furthermore, we are pleased to announce the signing of a definitive agreement to acquire Proxsys LLC, a leading provider of services and technology focused on the front end of the revenue cycle for hospital systems,” continued Bush. “We believe this acquisition will position us to attack an additional area of inefficiency within the U.S. health care system, provide us with a new growth channel and enable us to offer more value to hospital systems as well as ambulatory medical groups.”
For the three months ended June 30, 2011, Non-GAAP Adjusted Gross Margin was 64.4%, up from 60.7% in the same period last year. Non-GAAP Adjusted EBITDA grew to $17.5 million, or 22.5% of total revenue, from Non-GAAP Adjusted EBITDA of $9.9 million, or 16.9% of total revenue, in the same period last year. For the three months ended June 30, 2011, GAAP net income was $5.2 million, or $0.14 per diluted share, and Non-GAAP Adjusted Net Income was $7.9 million, or $0.22 per diluted share. See “Use of Non-GAAP Financial Measures” below.
“athenahealth’s strong performance during Q2 2011 rounds out an impressive first half of 2011,” said Tim Adams, the Company’s Chief Financial Officer. “Given this strong performance year to date, we are pleased to update our guidance for fiscal year 2011, increasing our expectations for both revenue growth and profitability. This revised guidance includes the impact of increased investments in growth and innovation as well as our anticipated acquisition of Proxsys, LLC which is expected to close during Q3 2011.”

athenahealth’s revised fiscal year 2011 guidance is presented below:
For the Fiscal Year Ending December 31, 2011

GAAP Total Revenue	$315-325 million
Non-GAAP Adjusted Gross Margin	62.5-63.5%
Non-GAAP Adjusted EBITDA	$59-67 million
Non-GAAP Adjusted Net Income per Diluted Share	$0.70-0.83
Please see athenahealth’s Q2 2011 Prepared Remarks, published in conjunction with this press release, for more detail on the anticipated acquisition of Proxsys, LLC as well as the Company’s revised fiscal year 2011 guidance.
Key metrics and milestones in the second quarter of fiscal year 2011 included the following:
•	$1.8 billion in collections posted to client accounts in the second quarter of 2011, compared to $1.4 billion in the same quarter of 2010

•	39.1 average client Days in Accounts Receivable (DAR) in the second quarter of 2011, compared to 38.8 average client DAR in the same quarter of 2010

•	29,482 active medical providers using athenaCollector® at June 30, 2011, 20,824 of whom were physicians, compared to 24,782 providers and 17,136 physicians at June 30, 2010

•	4,848 active medical providers using athenaClinicals® at June 30, 2011, 3,444 of whom were physicians, compared to 2,256 providers and 1,548 physicians at June 30, 2010

•	1,936 active medical providers using athenaCommunicator® at June 30, 2011, 1,198 of whom were physicians, compared to 689 providers and 442 physicians at June 30, 2010
As of June 30, 2011, the Company had cash, cash equivalents, short and long-term investments of $124.7 million. During the quarter, the Company retired outstanding debt obligations, including the interest rate derivative liability and a real estate loan recorded within deferred rent, of approximately $12.0 million.
Use of Non-GAAP Financial Measures
In the Company’s earnings releases, conference calls, slide presentations, and webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.athenahealth.com.

Conference Call Information
To participate in the Company’s live conference call and webcast, please dial 800-447-0521 (or 847-413-3238 for international calls) using conference code No. 30150497, or visit the Investors section of the Company’s web site at www.athenahealth.com. A replay will be available for one week following the conference call at 888-843-7419 (and 630-652-3042 for international calls) using conference code No. 30150497. A webcast replay will also be archived on the Company’s website.
About athenahealth
athenahealth, Inc. is a leading provider of cloud-based business services for physician practices. athenahealth’s service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and automated and live patient communication services. For more information, please visit www.athenahealth.com or call (888) 652-8200.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth and business outlook, statements regarding the expected benefits resulting from the planned Proxsys, LLC acquisition and the expected closing that acquisition, the benefits of the Company’s current service offerings, and statements found under the Company’s Reconciliation of Non-GAAP Financial Measures section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s fluctuating operating results; risks associated with the acquisition and integration of companies and new technologies; the Company’s variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with its expectations regarding its ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which the Company operates and the relative immaturity of the market for its service offerings; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the

Company’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.
Contacts:

Jennifer Heizer (Investors)
Director, Investor Relations
athenahealth, Inc.
(617) 402-1322
investorrelations@athenahealth.com
John Hallock (Media)
Director, Corporate Communications
athenahealth, Inc.
(617) 402-1428
media@athenahealth.com

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	June	December
	30, 2011	31, 2010
Assets
Current assets:
Cash and cash equivalents	$47,370	$35,944
Short-term investments	57,038	80,231
Accounts receivable — net	43,927	36,870
Deferred tax assets	4,818	3,856
Prepaid expenses and other current assets	7,189	6,749

Total current assets	160,342	163,650

Property and equipment — net	41,289	31,899
Restricted cash	5,804	8,691
Software development costs — net	4,812	3,642
Purchased intangibles — net	11,731	12,651
Goodwill	22,450	22,450
Deferred tax assets	10,816	10,959
Investments and other assets	22,728	7,228

Total assets	$279,972	$261,170

Liabilities & Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$—	$2,909
Accounts payable	1,348	559
Accrued compensation	18,196	19,178
Accrued expenses	11,316	10,981
Current portion of deferred revenue	5,528	4,978
Interest rate derivative liability	—	490
Current portion of deferred rent	896	1,497

Total current liabilities	37,284	40,592
Deferred rent, net of current portion	3,258	5,960
Deferred revenue, net of current portion	39,998	35,661
Other long-term liabilities	1,394	1,897
Debt and capital lease obligations, net of current portion	—	6,307

Total liabilities	81,934	90,417

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 36,245 shares issued, and 34,967 shares outstanding at June 30, 2011; 35,808 shares issued and 34,530 shares outstanding at December 31, 2010.	362	358
Additional paid-in capital	219,153	200,339
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive income	58	28
Accumulated deficit	(20,335)	(28,772)

Total stockholders’ equity	198,038	170,753

Total liabilities and stockholders’ equity	$279,972	$261,170

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue:
Business services	$75,349	$56,399	$142,835	$108,964
Implementation and other	2,536	2,153	4,980	4,065

Total revenue	77,885	58,552	147,815	113,029

Expense:
Direct operating	29,020	24,101	56,290	47,620
Selling and marketing	18,815	12,693	35,756	24,753
Research and development	5,166	4,824	10,245	8,898
General and administrative	11,718	11,403	23,437	23,080
Depreciation and amortization	3,737	2,657	7,135	5,077

Total expense	68,456	55,678	132,863	109,428

Operating income	9,429	2,874	14,952	3,601

Other income (expense):
Interest income	109	66	216	144
Interest expense	(54)	(118)	(231)	(335)
Loss on interest rate derivative contract	(138)	(304)	(73)	(364)
Other income	6	33	44	63

Total other expense	(77)	(323)	(44)	(492)

Income before income taxes	9,352	2,551	14,908	3,109
Income tax provision	(4,166)	(1,253)	(6,471)	(1,534)

Net income	$5,186	$1,298	$8,437	$1,575

Net income per share — Basic	$0.15	$0.04	$0.24	$0.05

Net income per share — Diluted	$0.14	$0.04	$0.24	$0.04

Weighted average shares used in computing net income per share:
Basic	34,917	34,106	34,798	34,061
Diluted	35,773	35,178	35,715	35,190

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,437	$1,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,055	5,997
Amortization of premium on investments	868	733
Provision for uncollectible accounts	593	423
Excess tax benefit from stock-based awards	(6,432)	(1,281)
Deferred income tax	(819)	(399)
Increase in fair value of contingent consideration	224	304
Stock-based compensation expense	7,916	6,694
Loss on interest rate derivative contract	73	364
Changes in operating assets and liabilities:
Accounts receivable	(7,650)	(2,347)
Prepaid expenses and other current assets	5,985	(584)
Other long-term assets	166	277
Accounts payable	781	128
Accrued expenses	388	(896)
Deferred revenue	4,887	4,866
Deferred rent	(3,303)	(614)

Net cash provided by operating activities	20,169	15,240

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(3,068)	(1,579)
Purchases of property and equipment	(6,841)	(9,870)
Proceeds from sale or disposal of equipment	—	363
Proceeds from sales and maturities of investments	86,834	50,450
Purchases of short-term and long-term investments	(80,175)	(60,372)
Payments for acquisition	(6,988)	—
Decrease in restricted cash	2,887	331

Net cash used in investing activities	(7,351)	(20,677)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans	4,558	3,425
Excess tax benefit from stock-based awards	6,432	1,281
Payment of contingent consideration accrued at acquisition date	(2,558)	—
Payment to terminate interest rate derivative contract	(563)	—
Payments on long-term debt and capital lease obligations	(9,216)	(1,786)

Net cash (used in) provided by financing activities	(1,347)	2,920

Effects of exchange rate changes on cash and cash equivalents	(45)	(64)

Net increase (decrease) in cash and cash equivalents	11,426	(2,581)
Cash and cash equivalents at beginning of period	35,944	30,526

Cash and cash equivalents at end of period	$47,370	$27,945

Supplemental disclosures of non-cash items — Property and equipment recorded in accounts payables and accrued expenses	$222	$273

Supplemental disclosures — Cash paid for interest	$225	$284

Supplemental disclosures — Cash paid for taxes	$804	$1,389

Property and equipment acquired under capital leases	$—	$363

athenahealth, Inc.
STOCK-BASED COMPENSATION EXPENSE
(Unaudited, in thousands)
Set forth below is a breakout of stock-based compensation expense for the three and six months ended June 30, 2011 and 2010:

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Stock-based compensation expense charged to:
Direct operating	$810	$652	$1,415	$1,120
Selling and marketing	1,159	888	2,082	1,578
Research and development	486	679	1,016	1,003
General and administrative	1,456	1,691	3,403	2,993

Total	$3,911	$3,910	$7,916	$6,694

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with United States generally accepted accounting principles (GAAP). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures”.
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

	Three Months Ended		Six Months Ended
	June 30		June 30
(unaudited, in thousands)	2011	2010	2011	2010
Total revenue	$77,885	$58,552	$147,815	$113,029
Direct operating expense	29,020	24,101	56,290	47,620

Total revenue less direct operating expense	48,865	34,451	91,525	65,409
Add: Stock-based compensation expense allocated to direct operating expense	810	652	1,415	1,120
Add: Amortization of purchased intangibles	460	460	920	920

Non-GAAP Adjusted Gross Profit	$50,135	$35,563	$93,860	$67,449

Non-GAAP Adjusted Gross Margin	64.4%	60.7%	63.5%	59.7%
Non-GAAP Adjusted EBITDA Margin
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended		Six Months Ended
	June 30		June 30
(unaudited, in thousands)	2011	2010	2011	2010
Total revenue	$77,885	$58,552	$147,815	$113,029

GAAP net income	5,186	1,298	8,437	1,575
Add: Provision for income taxes	4,166	1,253	6,471	1,534
Add: Total other expense	77	323	44	492
Add: Stock-based compensation expense	3,911	3,910	7,916	6,694
Add: Depreciation and amortization	3,737	2,657	7,135	5,077
Add: Amortization of purchased intangibles	460	460	920	920

Non-GAAP Adjusted EBITDA	$17,537	$9,901	$30,923	$16,292

Non-GAAP Adjusted EBITDA Margin	22.5%	16.9%	20.9%	14.4%

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin.” Non-GAAP Adjusted Operating Income Margin represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	Three Months Ended		Six Months Ended
	June 30		June 30
(unaudited, in thousands)	2011	2010	2011	2010
Total revenue	$77,885	$58,552	$147,815	$113,029
GAAP net income	5,186	1,298	8,437	1,575
Add: Provision for income taxes	4,166	1,253	6,471	1,534
Add : Total other expense	77	323	44	492
Add: Stock-based compensation expense	3,911	3,910	7,916	6,694
Add: Amortization of purchased intangibles	460	460	920	920

Non-GAAP Adjusted Operating Income	$13,800	$7,244	$23,788	$11,215

Non-GAAP Adjusted Operating Income Margin	17.7%	12.4%	16.1%	9.9%
Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

	Three Months Ended		Six Months Ended
	June 30		June 30
(unaudited, in thousands except per share amounts)	2011	2010	2011	2010
GAAP net income	$5,186	$1,298	$8,437	$1,575
Add: Loss on interest rate derivative contract	138	304	73	364
Add: Stock-based compensation expense	3,911	3,910	7,916	6,694
Add: Amortization of purchased intangibles	460	460	920	920

Sub-total of tax deductible items	4,509	4,674	8,909	7,978
(Less): Tax impact of tax deductible items (1)	(1,804)	(1,870)	(3,564)	(3,191)

Non-GAAP Adjusted Net Income	$7,891	$4,102	$13,782	$6,362

Weighted average shares — diluted	35,773	35,019	35,715	35,110

Non-GAAP Adjusted Net Income per Diluted Share	$0.22	$0.12	$0.39	$0.18

(1)	- Tax impact calculated using federal statutory tax rate of 34% and a blended state tax rate of 6%

	Three Months Ended		Six Months Ended
	June 30		June 30
(unaudited, in thousands except per share amounts)	2011	2010	2011	2010
GAAP net income per share — diluted	$0.14	$0.04	$0.24	$0.04
Add: Loss on interest rate derivative contract	0.01	0.01	—	0.01
Add: Stock-based compensation expense	0.11	0.11	0.22	0.19
Add: Amortization of purchased intangibles	0.01	0.01	0.03	0.03

Sub-total of tax deductible items	0.13	0.13	0.25	0.23

(Less): Tax impact of tax deductible items (1)	(0.05)	(0.05)	(0.10)	(0.09)

Non-GAAP Adjusted Net Income per Diluted Share	$0.22	$0.12	$0.39	$0.18

Weighted average shares — diluted	35,773	35,019	35,715	35,110

(1)	- Tax impact calculated using federal statutory tax rate of 34% and a blended state tax rate of 6%
athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2011 GUIDANCE
(Unaudited, in thousands, except per share amounts)
Please note that the figures presented below may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin Guidance
Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin” guidance for fiscal year 2011, which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2011
Total revenue	$315.0	$325.0
Direct operating expense	122.9	123.7

Total revenue less direct operating expense	$192.1	$201.3

Add: Stock-based compensation expense allocated to direct operating expense	3.1	3.1
Add: Amortization of purchased intangibles	1.8	1.8

Non-GAAP Adjusted Gross Profit	$197.0	$206.2

Non-GAAP Adjusted Gross Margin	62.5%	63.5%

Non-GAAP Adjusted EBITDA Guidance
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin” guidance for fiscal year 2011, which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending	December 31, 2011
Total Revenue	$315.0	$325.0

GAAP net income	12.7	17.3
Add: Provision for income taxes	10.2	13.8
Add (less): Total other (income) expense	(0.0)	(0.0)
Add: Stock-based compensation expense	18.6	18.6
Add: Depreciation and amortization	15.9	15.9
Add: Amortization of purchased intangibles	1.8	1.8

Non-GAAP Adjusted EBITDA	$59.2	$67.4

Non-GAAP Adjusted EBITDA Margin	18.8%	20.7%
Non-GAAP Adjusted Net Income Guidance
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share” guidance for fiscal year 2011.

	LOW	HIGH
	Fiscal Year Ending	December 31, 2011
GAAP net income	$12.7	$17.3
Add: Loss on interest rate derivative contract	0.1	0.1
Add: Stock-based compensation expense	18.6	18.6
Add: Amortization of purchased intangibles	1.8	1.8

Sub-total of tax deductible items	$20.5	$20.5

(Less): Tax impact of tax deductible items (1)	(8.2)	(8.2)
Add: Acquisition-related expenses	—	—

Non-GAAP Adjusted Net Income	$25.0	$29.6

Non-GAAP Adjusted Net Income per Diluted Share	$0.70	$0.83

Weighted average shares — diluted	35.8	35.8

(1)	- Tax impact calculated using federal statutory tax rate of 34% and a blended state tax rate of 6%

	LOW	HIGH
	Fiscal Year Ending	December 31, 2011
GAAP net income per share — diluted	0.35	0.48
Add: Loss on interest rate derivative contract	0.00	0.00
Add: Stock-based compensation expense	0.52	0.52
Add: Amortization of purchased intangibles	0.05	0.05

Sub-total of tax deductible items	$0.57	$0.57

(Less): Tax impact of tax deductible items (1)	(0.23)	(0.23)

Non-GAAP Adjusted Net Income per Diluted Share	$0.70	$0.83

Weighted average shares — diluted	35.8	35.8

(1)	- Tax impact calculated using federal statutory tax rate of 34% and a blended state tax rate of 6%
Explanation of Non-GAAP Financial Measures*
The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus stock-based compensation expense allocated to direct operating expense and amortization of purchased intangibles, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, and amortization of purchased intangibles and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for income taxes, amortization of purchased intangibles, total other (income) expense, stock-based compensation expense, and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before (gain) loss on interest rate derivative contract, stock-based compensation expense, amortization of purchased intangibles, and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:
•	Stock-based compensation expense — excluded because these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•	Amortization of purchased intangibles — purchased intangibles are amortized over a period of several years after an acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Thus, including such charge does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.

•	Gains and losses on interest rate derivative contract — excluded because until they are realized, to the extent these gains or losses impact a period presented, management does not believe that they reflect the underlying performance of ongoing business operations for such period.
* Please note that management is no longer excluding acquisition-related expenses from its non-GAAP financial results.